EXHIBIT 99.1

News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 444 1107 Telephone
972 444 1138 Facsimile

FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 30, 2014

EXXON MOBIL CORPORATION ANNOUNCES ESTIMATED
FOURTH QUARTER 2013 RESULTS

	Fourth Quarter			Twelve Months
	2013	2012	%	2013	2012	%
Earnings
$ Millions	8,350	9,950	-16	32,580	44,880	-27
$ Per Common Share
Assuming Dilution	1.91	2.20	-13	7.37	9.70	-24

Capital and Exploration
Expenditures - $ Millions	9,924	12,443	-20	42,489	39,799	7

ExxonMobil Chairman REX W. TILLERSON commented:

“ExxonMobil delivered strong business results in 2013 while remaining focused on improving profitability and long-term shareholder value.  Disciplined use of capital, project execution and asset management are positioning the company to deliver sustained superior financial performance across the business cycle.  Over the next two years, ExxonMobil will start up numerous major projects delivering profitable new supplies of oil and natural gas while strengthening our refining and chemicals businesses.

Fourth quarter 2013 earnings were $8.4 billion, down 16% from the fourth quarter of 2012.  Full year 2013 earnings were $32.6 billion, down 27% from 2012.

Capital and exploration expenditures were $9.9 billion in the fourth quarter and $42.5 billion for the year, including $4.3 billion for acquisitions.

In 2013, the Corporation distributed $26 billion to shareholders through dividends and share purchases to reduce shares outstanding.”

FOURTH QUARTER HIGHLIGHTS
•	Earnings of $8,350 million decreased $1,600 million or 16% from the fourth quarter of 2012.
•	Earnings per share (assuming dilution) were $1.91, a decrease of 13% from the fourth quarter of 2012.
•	Capital and exploration expenditures were $9.9 billion, down 20% from the fourth quarter of 2012.
•

Oil‑equivalent production decreased 1.8% from the fourth quarter of 2012.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was essentially flat, with liquids volumes up 3.0%.

•	Cash flow from operations and asset sales was $12.0 billion, including proceeds associated with asset sales of $1.8 billion.
•	Share purchases to reduce shares outstanding were $3 billion.
•	Dividends per share of $0.63 increased 11% compared to the fourth quarter of 2012.
•

Statoil and ExxonMobil announced the fifth discovery in Block 2 offshore Tanzania.  The discovery of an additional 2‑3 trillion cubic feet of natural gas in place in the Mronge‑1 well brings the total gas resource estimate to 17‑20 trillion cubic feet.

•

The Alaska LNG project announced selection of a lead site for the liquefied natural gas plant in the Nikiski area on the Kenai Peninsula.  Together with the ongoing multi‑year summer field work, this is a key step forward for the project and continued progress toward building Alaska’s energy future.

•

ExxonMobil commissioned a new hydrotreater at its Singapore refinery, which increased the site’s ultra-low sulfur diesel production capacity by 62 thousand barrels per day.  The new unit, along with the recently completed petrochemical expansion project at our Singapore complex, positions ExxonMobil to competitively deliver high‑value products to the growing Asia Pacific region.

Fourth Quarter 2013 vs. Fourth Quarter 2012

Upstream earnings were $6,786 million in the fourth quarter of 2013, down $976 million from the fourth quarter of 2012.  Higher natural gas realizations, partly offset by lower liquids realizations, increased earnings by $60 million.  Production volume and mix effects decreased earnings by $550 million.  All other items, including higher operating expenses, decreased earnings by $490 million.

On an oil‑equivalent basis, production decreased 1.8% from the fourth quarter of 2012.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was essentially flat.

Liquids production totaled 2,235 kbd (thousands of barrels per day), up 32 kbd from the fourth quarter of 2012.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, liquids production was up 3.0%, as project ramp-up, mainly in Canada and Nigeria, and lower downtime were partially offset by field decline.

Fourth quarter natural gas production was 11,887 mcfd (millions of cubic feet per day), down 654 mcfd from 2012.  Excluding the impacts of entitlement volumes and divestments, natural gas production was down 3.9%, as field decline was partially offset by project ramp‑up and increased demand.

Earnings from U.S. Upstream operations were $1,186 million, $418 million lower than the fourth quarter of 2012.  Non‑U.S. Upstream earnings were $5,600 million, down $558 million from the prior year.

Downstream earnings were $916 million, down $852 million from the fourth quarter of 2012.  Weaker margins, mainly in refining, decreased earnings by $680 million.  Volume and mix effects increased earnings by $110 million.  All other items, including higher operating expenses and unfavorable foreign exchange impacts, decreased earnings by $280 million.  Petroleum product sales of 5,994 kbd were 114 kbd lower than last year's fourth quarter.

Earnings from the U.S. Downstream were $597 million, down $100 million from the fourth quarter of 2012.  Non‑U.S. Downstream earnings of $319 million were $752 million lower than the prior year.

Chemical earnings of $910 million were $48 million lower than the fourth quarter of 2012.  Weaker margins, mainly in specialties, decreased earnings by $70 million, while volume and mix effects increased earnings by $50 million.  All other items decreased earnings by $30 million.  Fourth quarter prime product sales of 6,077 kt (thousands of metric tons) were 176 kt higher than last year's fourth quarter.

Corporate and financing expenses were $262 million for the fourth quarter of 2013, down $276 million from the fourth quarter of 2012, reflecting favorable tax impacts.

During the fourth quarter of 2013, Exxon Mobil Corporation purchased 36 million shares of its common stock for the treasury at a gross cost of $3.3 billion.  These purchases included $3.0 billion to reduce the number of shares outstanding, with the balance used to acquire shares in conjunction with the company’s benefit plans and programs.  Share purchases to reduce shares outstanding are currently anticipated to equal $3 billion in the first quarter of 2014.  Purchases may be made in both the open market and through negotiated transactions, and may be increased, decreased or discontinued at any time without prior notice.

Full Year 2013 vs. Full Year 2012

Earnings of $32,580 million decreased $12,300 million from 2012.  Earnings per share decreased 24% to $7.37.

FULL YEAR HIGHLIGHTS
•	Earnings were $32,580 million, down $12,300 million or 27% from 2012. Lower net gains from divestments impacted earnings by $8.6 billion.
•	Earnings per share decreased 24% to $7.37. Excluding net gains from divestments, earnings per share decreased 6%.
•	Oil‑equivalent production was down 1.5% from 2012. Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was essentially flat.
•	Cash flow from operations and asset sales was $47.6 billion, including proceeds associated with asset sales of $2.7 billion.
•	The Corporation distributed $26 billion to shareholders in 2013 through dividends and share purchases to reduce shares outstanding.
•	Capital and exploration expenditures were $42.5 billion, including $4.3 billion for acquisitions, up 7% from 2012.

Upstream earnings were $26,841 million, down $3,054 million from 2012.  Higher gas realizations, partially offset by lower liquids realizations, increased earnings by $390 million.  Production volume and mix effects decreased earnings by $910 million.  All other items, including lower net gains from asset sales, mainly in Angola, and higher expenses, reduced earnings by $2.5 billion.

On an oil‑equivalent basis, production was down 1.5% compared to 2012.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was essentially flat.

Liquids production of 2,202 kbd increased 17 kbd compared with 2012.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, liquids production was up 1.6%, as project ramp‑up and lower downtime were partially offset by field decline.

Natural gas production of 11,836 mcfd decreased 486 mcfd from 2012.  Excluding the impacts of entitlement volumes and divestments, natural gas production was down 1.5%, as field decline was partially offset by higher demand, lower downtime, and project ramp-up.

Earnings from U.S. Upstream operations for 2013 were $4,191 million, up $266 million from 2012.  Earnings outside the U.S. were $22,650 million, down $3,320 million from the prior year.

Downstream earnings of $3,449 million decreased $9,741 million from 2012 driven by the absence of the $5.3 billion gain associated with the Japan restructuring.  Lower margins, mainly refining, decreased earnings by $2.9 billion.  Volume and mix effects decreased earnings by $310 million.  All other items, including higher operating expenses, unfavorable foreign exchange impacts, and lower divestments, decreased earnings by $1.2 billion.  Petroleum product sales of 5,887 kbd decreased 287 kbd from 2012.

U.S. Downstream earnings were $2,199 million, down $1,376 million from 2012.  Non‑U.S. Downstream earnings were $1,250 million, a decrease of $8,365 million from the prior year.

Chemical earnings of $3,828 million were $70 million lower than 2012.  The absence of the gain associated with the Japan restructuring decreased earnings by $630 million.  Higher margins increased earnings by $480 million, while volume and mix effects increased earnings by $80 million.  Prime product sales of 24,063 kt were down 94 kt from 2012.

Corporate and financing expenses were $1,538 million, down $565 million from 2012, as favorable tax impacts were partially offset by the absence of the Japan restructuring gain.

Gross share purchases for 2013 were $16 billion, reducing shares outstanding by 177 million shares.

Estimates of key financial and operating data follow.

ExxonMobil will discuss financial and operating results and other matters on a webcast at 10 a.m. Central time on January 30, 2014.  To listen to the event live or in archive, go to our website at exxonmobil.com.

Cautionary statement

Statements relating to future plans, projections, events or conditions are forward‑looking statements.  Actual results, including project plans, costs, timing, and capacities; capital and exploration expenditures; resource recoveries; and share purchase levels, could differ materially due to factors including: changes in oil or gas prices or other market or economic conditions affecting the oil and gas industry, including the scope and duration of economic recessions; the outcome of exploration and development efforts; changes in law or government regulation, including tax and environmental requirements; the outcome of commercial negotiations; changes in technical or operating conditions; and other factors discussed under the heading "Factors Affecting Future Results" in the “Investors” section of our website and in Item 1A of ExxonMobil's 2012 Form 10-K.  We assume no duty to update these statements as of any future date.

Frequently used terms

This press release includes cash flow from operations and asset sales, which is a non‑GAAP financial measure.  Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities.  A reconciliation to net cash provided by operating activities is shown in Attachment II.  References to quantities of oil or natural gas may include amounts that we believe will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions.  Further information on ExxonMobil's frequently used financial and operating measures and other terms is contained under the heading "Frequently Used Terms" available through the “Investors” section of our website at exxonmobil.com.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement.  Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and Financing segment earnings, and earnings per share are ExxonMobil's share after excluding amounts attributable to noncontrolling interests.

The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

			Attachment I

EXXON MOBIL CORPORATION
FOURTH QUARTER 2013
(millions of dollars, unless noted)
	Fourth Quarter		Twelve Months
	2013	2012	2013	2012
Earnings / Earnings Per Share

Total revenues and other income	110,860	114,699	438,255	480,681
Total costs and other deductions	96,144	96,999	380,544	401,955
Income before income taxes	14,716	17,700	57,711	78,726
Income taxes	6,073	7,398	24,263	31,045
Net income including noncontrolling interests	8,643	10,302	33,448	47,681
Net income attributable to noncontrolling interests	293	352	868	2,801
Net income attributable to ExxonMobil (U.S. GAAP)	8,350	9,950	32,580	44,880

Earnings per common share (dollars)	1.91	2.20	7.37	9.70

Earnings per common share
- assuming dilution (dollars)	1.91	2.20	7.37	9.70

Other Financial Data

Dividends on common stock
Total	2,750	2,592	10,875	10,092
Per common share (dollars)	0.63	0.57	2.46	2.18

Millions of common shares outstanding
At December 31			4,335	4,502
Average - assuming dilution	4,361	4,541	4,419	4,628

ExxonMobil share of equity at December 31			174,003	165,863
ExxonMobil share of capital employed at December 31			200,368	182,781

Income taxes	6,073	7,398	24,263	31,045
Sales-based taxes	7,663	7,752	30,589	32,409
All other taxes	9,377	8,966	36,396	38,857
Total taxes	23,113	24,116	91,248	102,311

ExxonMobil share of income taxes of
equity companies	1,340	1,360	6,061	5,859

			Attachment II

EXXON MOBIL CORPORATION
FOURTH QUARTER 2013
(millions of dollars)
	Fourth Quarter		Twelve Months
	2013	2012	2013	2012
Earnings (U.S. GAAP)
Upstream
United States	1,186	1,604	4,191	3,925
Non-U.S.	5,600	6,158	22,650	25,970
Downstream
United States	597	697	2,199	3,575
Non-U.S.	319	1,071	1,250	9,615
Chemical
United States	808	728	2,755	2,220
Non-U.S.	102	230	1,073	1,678
Corporate and financing	(262)	(538)	(1,538)	(2,103)
Net income attributable to ExxonMobil	8,350	9,950	32,580	44,880

Cash flow from operations and asset sales (billions of dollars)

Net cash provided by operating activities
(U.S. GAAP)	10.2	13.2	44.9	56.1

Proceeds associated with asset sales	1.8	0.8	2.7	7.7

Cash flow from operations and asset sales	12.0	14.0	47.6	63.8

			Attachment III

EXXON MOBIL CORPORATION
FOURTH QUARTER 2013

	Fourth Quarter		Twelve Months
	2013	2012	2013	2012
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousands of barrels daily (kbd)
United States	446	430	431	418
Canada/South America	320	268	280	251
Europe	194	205	190	207
Africa	455	479	469	487
Asia	775	776	784	772
Australia/Oceania	45	45	48	50
Worldwide	2,235	2,203	2,202	2,185

Natural gas production available for sale,
millions of cubic feet daily (mcfd)
United States	3,455	3,747	3,545	3,822
Canada/South America	365	346	354	362
Europe	3,508	3,627	3,251	3,220
Africa	4	15	6	17
Asia	4,273	4,477	4,329	4,538
Australia/Oceania	282	329	351	363
Worldwide	11,887	12,541	11,836	12,322

Oil-equivalent production (koebd)[1]	4,216	4,293	4,175	4,239

[1] Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels.

			Attachment IV

EXXON MOBIL CORPORATION
FOURTH QUARTER 2013

	Fourth Quarter		Twelve Months
	2013	2012	2013	2012
Refinery throughput (kbd)
United States	1,823	1,856	1,819	1,816
Canada	387	468	426	435
Europe	1,310	1,499	1,400	1,504
Asia Pacific	744	823	779	998
Other	188	191	161	261
Worldwide	4,452	4,837	4,585	5,014

Petroleum product sales (kbd)
United States	2,712	2,737	2,609	2,569
Canada	472	470	464	453
Europe	1,458	1,537	1,497	1,571
Asia Pacific	882	896	878	1,016
Other	470	468	439	565
Worldwide	5,994	6,108	5,887	6,174

Gasolines, naphthas	2,533	2,500	2,418	2,489
Heating oils, kerosene, diesel	1,881	1,881	1,838	1,947
Aviation fuels	443	487	462	473
Heavy fuels	416	499	431	515
Specialty products	721	741	738	750
Worldwide	5,994	6,108	5,887	6,174

Chemical prime product sales,
thousands of metric tons (kt)
United States	2,486	2,378	9,679	9,381
Non-U.S.	3,591	3,523	14,384	14,776
Worldwide	6,077	5,901	24,063	24,157

			Attachment V

EXXON MOBIL CORPORATION
FOURTH QUARTER 2013
(millions of dollars)
	Fourth Quarter		Twelve Months
	2013	2012	2013	2012
Capital and Exploration Expenditures
Upstream
United States	2,098	4,036	9,145	11,080
Non-U.S.	6,534	7,328	29,086	25,004
Total	8,632	11,364	38,231	36,084
Downstream
United States	264	192	951	634
Non-U.S.	409	479	1,462	1,628
Total	673	671	2,413	2,262
Chemical
United States	369	129	963	408
Non-U.S.	248	258	869	1,010
Total	617	387	1,832	1,418

Other	2	21	13	35

Worldwide	9,924	12,443	42,489	39,799

Exploration expenses charged to income
included above
Consolidated affiliates
United States	70	101	395	392
Non-U.S.	518	349	1,573	1,441
Equity companies - ExxonMobil share
United States	15	6	19	9
Non-U.S.	109	2	441	17
Worldwide	712	458	2,428	1,859

		Attachment VI

EXXON MOBIL CORPORATION
EARNINGS

	$ Millions	$ Per Common Share[1]

2009
First Quarter	4,550	0.92
Second Quarter	3,950	0.82
Third Quarter	4,730	0.98
Fourth Quarter	6,050	1.27
Year	19,280	3.99

2010
First Quarter	6,300	1.33
Second Quarter	7,560	1.61
Third Quarter	7,350	1.44
Fourth Quarter	9,250	1.86
Year	30,460	6.24

2011
First Quarter	10,650	2.14
Second Quarter	10,680	2.19
Third Quarter	10,330	2.13
Fourth Quarter	9,400	1.97
Year	41,060	8.43

2012
First Quarter	9,450	2.00
Second Quarter	15,910	3.41
Third Quarter	9,570	2.09
Fourth Quarter	9,950	2.20
Year	44,880	9.70

2013
First Quarter	9,500	2.12
Second Quarter	6,860	1.55
Third Quarter	7,870	1.79
Fourth Quarter	8,350	1.91
Year	32,580	7.37

[1]		Computed using the average number of shares outstanding during each period.
The sum of the four quarters may not add to the full year.